UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2012 (December 7, 2012)

Date of Report (Date of earliest event reported)

INERGY MIDSTREAM, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On December 7, 2012, Inergy Midstream, L.P. (the “Partnership”) and NRGM Finance Corp. (“Finance Corp.” and together with the Partnership, the “Issuers”) issued and sold $500 million in a private offering (the “Notes Offering”) in aggregate principal amount of their 6.0% Senior Notes due 2020 (the “Notes”) pursuant to the Purchase Agreement, dated November 29, 2012 (the “Purchase Agreement”), between the Issuers, the guarantors named therein (the “Guarantors”) and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., Comerica Securities, Inc., RBC Capital Markets, LLC, RBS Securities Inc., BMO Capital Markets Corp. and PNC Capital Markets LLC (collectively, the “Initial Purchasers”). The Partnership filed a copy of the Purchase Agreement as Exhibit 1.1 to the Current Report on Form 8-K filed by the Partnership on November 30, 2012.

The Issuers issued the Notes pursuant to an indenture, dated as of December 7, 2012 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on December 15, 2020. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. The Notes are guaranteed on a senior unsecured basis by all of the Partnership’s existing subsidiaries (other than Finance Corp.) and certain of the Partnership’s future subsidiaries.

At any time prior to December 15, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 106.0% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. On and after December 15, 2016, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (i) 103.000% for the twelve-month period beginning on December 15, 2016; (ii) 101.500% for the twelve-month period beginning on December 15, 2017; and (iii) 100.000% for the twelve-month period beginning on December 15, 2018 and at any time thereafter, plus accrued and unpaid interest.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries and (x) enter into sale and leaseback transactions. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation, sale of assets or change of control; (iv) failure by the Partnership for 180 days after notice to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”); (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee of the Notes; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of the Partnership’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Issuer, any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of the Partnership’s restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of Note, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to the Current Report on Form 8-K filed by the Partnership on November 30, 2012.

Notes Registration Rights Agreement

On December 7, 2012, the Issuers and the Guarantors entered into a registration rights agreement with the Initial Purchasers (the “Notes Registration Rights Agreement”) that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Notes Registration Rights Agreement, the Issuers and the Guarantors will use commercially reasonable efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act (the “Exchange Offer”). The Issuers and the Guarantors will use commercially reasonable efforts to cause the exchange offer registration statement to become effective and remain effective until 180 days after the closing of the Exchange Offer. Additionally, the Issuers and the Guarantors have agreed to commence the Exchange Offer promptly after the exchange offer registration statement is declared effective by the SEC and use commercially reasonable efforts to complete the exchange offer not later than 60 days after such effective date. Under certain circumstances, in lieu of a registered Exchange

Offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date 360 days after the issuance of the Notes, the annual interest rate borne by the Notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

The foregoing description of the Notes Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Notes Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Common Unit Registration Rights Agreement

On December 7, 2012, the Partnership sold 10,714,283 newly issued common units at $21.00 per unit for a total purchase price of approximately $225 million (the “Private Placement”), pursuant to the Common Unit Purchase Agreement, dated November 3, 2012 (the “Common Unit Purchase Agreement”), between the Partnership and the purchasers named therein (the “Purchasers”). The issuance of the common units pursuant to the Common Unit Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof. The Partnership filed a copy of the Common Unit Purchase Agreement as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership on November 5, 2012.

In connection with the Common Unit Purchase Agreement, the Partnership entered into a registration rights agreement (the “Common Unit Registration Rights Agreement”), dated December 7, 2012, between the Partnership and the Purchasers. Pursuant to the Common Unit Registration Rights Agreement, the Partnership will use commercially reasonable efforts to (i) file a resale registration statement (the “Resale Registration Statement”) within 45 days of the closing of the Private Placement and (ii) cause the Resale Registration Statement to become effective by May 2, 2013 (the “Target Effective Date”).

If the Resale Registration Statement is not declared effective by the Target Effective Date, the Partnership will pay each Purchaser liquidated damages of 0.25% per 30-day period, that shall accrue daily, for the first 60 days following the Target Effective Date, increasing by an additional 0.25% per 30-day period, that shall accrue daily, for each subsequent 60 days, up to a maximum of 1.00% per 30-day period.

In limited circumstances, the Purchasers will have piggyback registration rights as detailed in the Common Unit Registration Rights Agreement.

The foregoing description of the Common Unit Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Common Unit Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Common Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Common Unit Purchase Agreement, a copy of which is filed as exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership on November 5, 2012.

Relationships

The Trustee under the Indenture is a lender under the Partnership’s revolving credit facility. In addition, certain of the Initial Purchasers (as defined above) and their respective affiliates have engaged in, and in the future may engage in, commercial banking, investment banking and advisory services for the Partnership. They have received, or may in the future receive, customary fees and reimbursement of expenses in connection with these transactions. Affiliates of certain of the Initial Purchasers are lenders, and in some cases agents or managers for the lenders, under the Partnership’s revolving credit facility and, therefore received a portion of the net proceeds from the Notes Offering. In addition, Citigroup Global Markets Inc. served as a financial advisor to Rangeland Equity Holdings, LLC in connection with the Rangeland Acquisition (defined below), for which it received customary fees.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 7, 2012, the Partnership completed its previously announced acquisition of all of the outstanding membership interests of Rangeland Energy, LLC (“Rangeland”) for a total purchase price of $425 million, subject to certain performance milestones and customary working capital adjustments (the “Rangeland Acquisition”), pursuant to the terms and conditions of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated November 3, 2012 between the Partnership and Rangeland Equity Holdings, LLC. The Partnership funded a portion of the purchase price of the Rangeland Acquisition using the net proceeds of the Private Placement and the remainder using a portion of the net proceeds of the Notes Offering discussed above.

The Partnership filed a copy of the Securities Purchase Agreement as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership on November 5, 2012.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Relationships” is incorporated by reference into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01of this Current Report on Form 8-K under the sub-heading “Indenture” is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Common Unit Registration Rights Agreement” is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On December 7, 2012, the Partnership issued a press release announcing the completion of the Rangeland Acquisition, the Notes Offering and the Private Placement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Rangeland as of and for the fiscal year ended December 31, 2011 and for the period from October 19, 2009, through December 31, 2011 and the related notes thereto, together with the report of Weaver and Tidwell, L.L.P., independent auditors, concerning those statements and related notes and the audited financial statements of Rangeland as of and for the fiscal year ended December 31, 2010 and for the period from October 19, 2009 through December 31, 2010, and the related notes thereto, together with the report of Weaver and Tidwell, L.L.P., independent auditors, concerning those statements and related notes, were filed as Exhibits 99.2 and 99.3, respectively, to the Current Report on Form 8-K filed by the Partnership on November 26, 2012 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The updated pro forma financial information of the Partnership to give effect to the Rangeland Acquisition is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference:

•	Introduction

•	Unaudited pro forma condensed combined balance sheets as of September 30, 2012

•	Unaudited pro forma condensed combined statement of operations as of the year ended September 30, 2012

•	Notes to unaudited pro forma condensed combined financial statements

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.2	Form of 6.0% Senior Notes due 2020.

4.3	Registration Rights Agreement, dated as of December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and the Initial Purchasers named therein.

10.1	Registration Rights Agreement, dated as of December 7, 2012, by and among Inergy Midstream, L.P. and the Purchasers named therein.

99.1	Press Release dated as of December 7, 2012.

99.2	Inergy Midstream, L.P. Unaudited Pro Forma Condensed Combined Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.

	By:	NRGM GP, LLC, its General Partner

Date: December 13, 2012	By:	/s/ Laura L. Ozenberger

Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

4.2	Form of 6.0% Senior Notes due 2020.

4.3	Registration Rights Agreement, dated as of December 7, 2012, by and among Inergy Midstream, L.P., NRGM Finance Corp., the Guarantors named therein and the Initial Purchasers named therein.

10.1	Registration Rights Agreement, dated as of December 7, 2012, by and among Inergy Midstream, L.P. and the Purchasers named therein.

99.1	Press Release dated as of December 7, 2012.

99.2	Inergy Midstream, L.P. Unaudited Pro Forma Condensed Combined Financial Statements.